UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2015

Commission File Number:  0-23153

SecureAlert, Inc.
(Exact name of small business issuer as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)
87-0543981
(IRS Employer Identification No.)

405 S. Main, Suite 700, Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 451-6141
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 7, 2015, SecureAlert, Inc. (the "Company") issued a press release, as copy of which is attached to this Current Report on From 8-K, announcing that Edison Investment Research ("Edison") had initiated coverage of the Company. The report issued by Edison is sponsored research by the Company. The Company does not expressly or by implication warrant or assume any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, assumption, data, forecast, estimate or projection contained in the report, and the dissemination of the report does not necessarily constitute or imply the Company's endorsement or recommendation.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The information contained in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

Date:   May 8, 2015
By:	/s/ John Merrill

Name: John Merrill
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	05-08-15 Press Release